Apollo Medical Holdings, Inc. Announces Share Repurchase Program

ALHAMBRA, Calif., December 15, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced that the Company’s Board of Directors authorized a new share repurchase program, effective immediately, authorizing the purchase of up to $50 million of its shares of common stock. The share repurchase program does not have an expiration date and does not obligate the Company to purchase any shares.

Under the approved program, ApolloMed may purchase shares in the open market or in privately negotiated transactions, including without limitation, accelerated share repurchase transactions, derivative transactions, tender offers, under Rule 10b5-1 plans or any combination of the foregoing. There can be no assurance as to the precise number of shares that will be repurchased under this program, the aggregate dollar amount of the shares purchased, or the ultimate disposition of the shares purchased (re-issued, retained in treasury and/or retired). Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. ApolloMed’s Board of Directors will periodically review the share repurchase program and may authorize adjustments to the program’s terms and size. The Board may also suspend or discontinue the repurchase program at any time.

Chan Basho, ApolloMed’s Chief Strategy Officer and Interim Chief Financial Officer, stated, “Our Board of Directors implemented this share repurchase program to demonstrate our confidence in the long-term opportunity presented by our business and growth strategy. Our investment philosophy remains centered around supporting independent practicing physicians in the delivery of value-based care around the country. Our scale, combined with the strength of our business model and significant cash flow generation, enables us to continue investing for the long term while opportunistically buying back stock through a repurchase program.”

ApolloMed expects to pay for the repurchases using internally available cash. As of September 30, 2022, ApolloMed’s cash balance was $184.0 million. ApolloMed had 56.7 million shares of common stock outstanding, as of October 28, 2022.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare management company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s intended share repurchases, the value of its common stock, cash flow generation, expected impact to future share dilution, expected shareholder benefits, operational focus and strategic growth plans. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company's management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company's reports to the Securities and Exchange Commission (“SEC”), including without limitation the risk factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(408) 538-4577
csohn@equityny.com